UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549






                            FORM 11-K




         Annual Report Pursuant to Section 15(d) of the
         Securities Exchange Act of 1934 (Fee Required)


                  Commission File Number 0-748



           For the fiscal year ended November 30, 1998


                THE McCORMICK PROFIT SHARING PLAN

                    (Full title of the Plan)



                McCORMICK & COMPANY, INCORPORATED

  (Name of issuer of the securities held pursuant to the Plan)


                        18 Loveton Circle
                     Sparks, Maryland  21152

             (address of principal executive office)



Items 1 through 3:  Not required; see Item 4, below.

Item 4.  Financial Statements and Exhibits.

a)    i)  Report of Independent Auditors..................  1

     ii)  Statements of Financial Condition...............  2

    iii)  Statements of Changes in Plan Equity............  3

     iv)  Notes to Financial Statements...................  4


b)  Exhibits:  Independent Auditors' Consent Letter as to
               Incorporation of their Report on the Plan's
               Financial Statements.

                           SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                              THE McCORMICK PROFIT SHARING PLAN




DATE:  5/27/99                By: /s/ Karen D. Weatherholtz

                                 Karen D. Weatherholtz
                                 Vice President-Human Relations
                                 and Plan Administrator











                        The McCormick Profit Sharing Plan

             Audited Financial Statements and Supplemental Schedules

                     Years ended November 30, 1998 and 1997
                       with Report of Independent Auditors












                        The McCormick Profit Sharing Plan

             Audited Financial Statements and Supplemental Schedules


                     Years ended November 30, 1998 and 1997




                                    Contents



Report of Independent Auditors.............................................1

Audited Financial Statements

Statements of Financial Condition..........................................2
Statements of Changes in Plan Equity.......................................3
Notes to Financial Statements..............................................4



Supplemental Schedules

Line 27a--Schedule of Assets Held for Investment Purposes.................16
Line 27d--Schedule of Reportable Transactions.............................17





                        Report of Independent Auditors

To the Investment Committee
McCormick & Company, Incorporated

We have audited the accompanying statements of financial condition of the McCormick Profit Sharing Plan as of November 30, 1998 and 1997, and the related statements of changes in plan equity for each of the three years in the period ended November 30, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the McCormick Profit Sharing Plan at November 30, 1998 and 1997, and the changes in plan equity for each of the three years in the period ended November 30, 1998, in conformity with generally accepted accounting principles. Furthermore, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of November 30, 1998, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

Ernst & Young LLP
Baltimore, Maryland

April 30, 1999






Page 1
                        The McCormick Profit Sharing Plan

                        Statements of Financial Condition



                                                          November 30
                                                      1998           1997
Assets
Investments:
  Securities--at market value:
   McCormick & Company, Incorporated--
    Common stock                                  $ 83,969,458   $ 68,129,676
   Unaffiliated Issuers:
    Temporary investments                              654,239        797,012
    Mutual Funds                                   142,658,319    117,594,801
  Participant loans                                  4,034,839      3,248,582
Total investments                                  231,316,855    189,770,071

Receivables:
  Accrued interest and dividends                        97,631          3,690
  Employer contributions                             2,028,832      2,551,493
Total receivables                                    2,126,463      2,555,183

Cash                                                         1        147,742
                                                   233,443,319    192,472,996


Liabilities
Cash overdrafts                                            173         30,616



Plan equity                                       $233,443,146   $192,442,380



See accompanying notes.















Page 2
                        The McCormick Profit Sharing Plan

                      Statements of Changes in Plan Equity



                                              Year ended November 30
                                         1998           1997          1996
Additions

Employer contributions               $ 4,128,276   $  4,511,700  $  3,148,413
Employee contributions                10,495,721      8,981,750     9,236,115
Earnings from investments:
  Dividends:
   McCormick & Company, Incorporated   1,589,823      1,646,897     1,772,793
   Mutual funds                        8,012,978      4,387,254     9,733,786
  Interest income                        509,848        308,864       279,869
Other, net                               143,917        458,999      (165,205)
                                      24,880,563     20,295,464    24,005,771

Deductions

Participant withdrawals               14,258,480     12,867,963    15,724,081
Administrative expenses                  294,609        295,958       289,142
                                      14,553,089     13,163,921    16,013,223


Net realized gain on investments       8,047,602     12,096,189     2,877,954
Net unrealized appreciation
 of investments                       22,625,690      8,175,110     1,917,903
Net increase                          41,000,766     27,402,842    12,788,405
Plan equity at beginning of year     192,442,380    165,039,538   152,251,133
Plan equity at end of year          $233,443,146   $192,442,380  $165,039,538



See accompanying notes.
















Page 3
                       The McCormick Profit Sharing Plan

                         Notes to Financial Statements



1.   Significant Accounting Policies

The financial statements of The McCormick Profit Sharing Plan (the Plan) are prepared on the accrual basis of accounting. The Plan changed its name from the McCormick Profit Sharing Plan and PAYSOP to the McCormick Profit Sharing Plan in 1996.

Valuation of Securities

Investments are stated at aggregate current value. Securities traded on a national securities exchange or included on the NASDAQ National Market List are valued at the last reported sales price on the last business day of the plan year. Investments for which no sale was reported on that date are valued at the last reported bid price.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in plan equity as net unrealized appreciation or depreciation of investments.

The net realized gain or loss on disposal of investments is the difference between the proceeds received and the average cost of investments sold. Expenses relating to the purchase or sale of investments are added to the cost or deducted from the proceeds.

Administrative Expenses

McCormick & Company, Incorporated (the Company) has deducted $267,265, $243,412 and $245,986 in 1998, 1997 and 1996, respectively, from the cash deposit of its contributions to the Plan to offset a portion of the administrative costs incurred on behalf of the Plan. These expenses are included in the administrative expenses in the Statement of Changes in Plan Equity. Direct expenses are paid by the Plan.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Plan management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from these estimates.








Page 4
                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)

2.   Description of the Plan

The following description of the Plan provides only general information. Further information about the Plan agreement, eligible employees, the vesting provisions and investment alternatives are contained in the Summary Plan Description and in Registration Statement No. 33-33724 on Form S-8 filed with the Securities and Exchange Commission on March 2, 1990. Copies of these documents are available from McCormick Corporate Human Relations.

The Plan is a defined contribution plan sponsored by McCormick & Company, Incorporated which incorporates a 401(k) savings and investment option.

Participating employees can make elective pretax contributions to the Plan through regular payroll deductions. If an employee authorizes elective contributions, the contributions may not be less than 1% of his or her taxable cash compensation and may be up to a maximum of 15%. The Company and participating subsidiaries will make a matching contribution at a rate of $.20 for each $1.00 of the participant's elective contributions to the Plan regardless of the participant's investment election. The matching contribution is not made on elective contributions in excess of 10% of compensation.

The Company and participating subsidiaries may also make additional contributions to the Plan for amounts authorized by the Board of Directors. Company contributions are allocated to each participant's account based upon the participant's compensation and length of service.

As of November 1, 1996, the Plan converted to daily valuation processing. It also established new investment funds for the participants' elective contributions. In anticipation of transferring the existing assets to the new funds, all prior investments in the Fidelity Retirement Money Market Portfolio and the Fidelity Investment Grade Bond Fund were liquidated in October 1996. The proceeds were transferred to the T. Rowe Price Prime Reserve Fund and to the Bond Fund of America, respectively. In the attached Schedule of Allocation of Changes in Plan Equity to Investment Programs
(Note 9) for the year ended November 30, 1996, the activity for the money market funds was combined and the activity of the bond funds has also been combined.

A Payroll Based Stock Ownership Plan (PAYSOP) was made possible by a section of the Internal Revenue Code that allowed the Company to contribute shares of voting stock to employees. The Company has not made a PAYSOP contribution since the elimination of the PAYSOP credit in the Tax Reform Act of 1986.
Any account balances in this fund were transferred to the applicable participant's Profit Sharing Plan account as of November 1, 1996. Before December 1, 1974, the Company's Profit Sharing contributions were placed in the Retirement Income Trust (RIT). Contributions to that trust have been discontinued and any account balances in this fund were transferred to the applicable participant's Profit Sharing Plan account as of November 1, 1996. Page 5
                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)

2.   Description of the Plan (continued)

As of November 30, 1998, the following investment funds were available:

   McCormick Stock Fund - This fund invests principally in the common stock of McCormick & Company, Inc., the Plan sponsor.

   Balanced Fund - The balanced fund seeks conservation of capital, current income and long-term growth of capital and income by investing in stocks, bonds, and other fixed-income securities. This fund invests principally in the American Balanced Fund.

   Small Cap Value Fund - This fund seeks long-term growth of capital through investments in small companies which have low debt, strong growth prospects and are potentially undervalued. This fund invests principally in the T. Rowe Price Small Cap Value Fund.

   International Growth Fund - This international fund seeks long-term growth of capital by investing in companies based outside the United States.
   This fund invests principally in the American Europacific Growth Fund.

   The Bond Fund - The bond fund seeks as high a level of current income as is consistent with preservation of capital. This fund invests primarily in the Bond Fund of America.

   Growth & Income Portfolio Fund - This growth and income fund seeks high total return through a combination of current income and capital appreciation. The fund invests mainly in securities of companies that pay current dividends and offer potential growth of earnings. However, the fund may buy securities that are not currently paying dividends but offer prospects for either capital appreciation or future income. Securities may be of foreign and domestic issuers. The fund diversifies investments among a variety of industries. The principal investment is in the Fidelity Growth & Income Portfolio Fund.

   Long-Term Capital Appreciation Fund - This long-term capital appreciation fund seeks capital appreciation by making a profit on invested capital over the long term. The fund invests in common stocks, and securities convertible to common stock, issued by companies operating in the U.S. and/or abroad. Investments are made in large corporations as well as smaller, less well-known companies. The fund also diversifies investments among a variety of industries and sectors within the market. This fund invests principally in the Fidelity Magellan Fund.

   Money Market Fund - As a money market fund, this fund is managed to maintain a stable $1 share price (although it is not guaranteed). The value of the fund's shares is neither insured nor guaranteed by the U.S. Government. This fund invests principally in the T. Rowe Price Prime Reserve Fund.
Page 6
                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)


2.   Description of the Plan (continued)

Participants' elective contributions and the Company's Profit Sharing contributions are invested in the Plan's investment funds as directed by the participant.

In general, participant withdrawals are subject to a 10% excise tax for early withdrawals prior to the participant reaching retirement.

Participants are permitted to take loans against their contributions to the Plan. The maximum of any loan cannot exceed one-half of the participant's contributed account balance or $50,000 less the highest outstanding unpaid loan balance during the prior 12 months, whichever is less. The Company's Investment Committee determines the interest rate for loans based on current market rates. Loan repayments, interest, plus maintenance fees are made by participants through payroll deductions over loan terms of up to five years. Longer loan terms are available for loans taken to purchase, construct, re-construct or substantially rehabilitate a primary home for the participant or the participant's immediate family.

The Company intends to continue the Plan indefinitely. The Company reserves the right to terminate the Plan, or to reduce or cease contributions at any time, if its Board of Directors determines that business, financial or other good causes make it necessary to do so, or to amend the Plan at any time and in respect provided, however, that any such action will not deprive any participant or beneficiary under the Plan of any vested right.

3.   Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Section 401 of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan administrator is not aware of any course of action or series of events that has occurred that might adversely affect the Plan's qualified status. Under the Plan, participants are not subject to federal income tax on contributions or the income of the Plan until amounts are distributed to them.











Page 7
                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



4.   Investments

During 1998, 1997 and 1996, the Plan's investments (including investments bought, sold, or held throughout the year) appreciated in fair value by $30,673,292, $20,271,299 and $4,795,857, respectively, as follows:

                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year

Year ended November 30, 1998
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $18,170,293    $ 83,969,458
  Unaffiliated issuers:
     Temporary investments                                    -         654,239
     Mutual funds                                    12,502,999     142,658,319
Participant loans                                             -       4,034,839
Total                                               $30,673,292    $231,316,855


                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year

Year ended November 30, 1997
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $ 4,997,458    $ 68,129,676
  Unaffiliated issuers:
     Temporary investments                                    -         797,012
     Mutual funds                                    15,273,841     117,594,801
Participant loans                                             -       3,248,582
Total                                               $20,271,299    $189,770,071







Page 8
                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



4.   Investments (continued)

                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year

Year ended November 30, 1996
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                      $ 2,731,134   $ 75,147,648
  Unaffiliated issuers:
     Temporary investments                                     -            460
     Mutual funds                                      2,064,723     88,822,519
  Participant loans                                            -      2,718,336
 Total                                               $ 4,795,857   $166,688,963



The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                            November 30
                                                        1998           1997

McCormick & Company, Incorporated Common stock $83,969,458 $68,129,676 Fidelity Investments Mutual funds:
 Growth & Income Portfolio Fund                      59,694,313     47,132,535
 Long-Term Capital Appreciation Fund (Magellan)      49,530,418     39,993,784
T. Rowe Price Small Cap Value Fund                            -      9,989,750



5.   Transactions With Parties-in-Interest

Fees paid during the year for legal, accounting and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.




Page 9
                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



6.   Reconciliation of Form 5500 to Audited Financial Statements

The following represents a summary of the differences between the Form 5500 for the year ended November 30, 1998, and the accompanying financial statements:


                                                    Amount per
Form 5500                                          Accompanying
  Line                                Amount per    Financial
 Number      Description              Form 5500     Statements    Difference

32b(1)(A) Interest--Interest bearing
            cash                     $    62,499   $   509,848   $  (447,349)
32b(1)(F) Interest--Other loans          322,055             -       322,055
N/A       Dividends--Mutual funds              -     8,012,978    (8,012,978)
32b(4)(C) Net gain on sale of assets     764,380     8,047,602    (7,283,222)
32b(5)    Unrealized appreciation     17,405,915    22,625,690    (5,219,775)
32b(10)   Registered investment
            companies                 20,641,269             -    20,641,269
                                     $39,196,118   $39,196,118   $         -


The differences result from the classification of investments, and the basis for determining cost, as required for financial statement purposes (historical cost) differing from the classification required in the Form 5500 (market value at the beginning of the Plan year).

7.   Year 2000 (Unaudited)

The Plan is heavily reliant on the information systems of third parties including those of the plan sponsor, trustee and record keeper. Based upon information available at this time, the Company is not aware of any Year 2000 issues which will have a material impact on the Plan's operations. However, in the event that one of the aforementioned parties experiences a system interruption or failure, it may have a material adverse financial impact on the Plan.





Page 10
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



8.   Allocation of Plan Equity to Investment Programs

                                                                     Small Cap
                                            McCormick    Balanced      Value
November 30, 1998                 Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $ 83,969,458 $83,969,458 $        -  $        -
  Unaffiliated issuers:
   Temporary investments            654,239     654,239          -           -
   Mutual funds                 142,658,319           -  3,630,206   7,911,035
 Participant loans                4,034,839           -          -           -
Employer contributions
 receivable                       2,028,832           -          -           -
Accrued interest and dividends
 receivable                          97,631       4,071          -           -
Cash                                      1           -          -           -
                                233,443,319  84,627,768  3,630,206   7,911,035

Liabilities

Cash overdrafts                         173           -          -           -

Plan equity                    $233,443,146 $84,627,768 $3,630,206  $7,911,035










Page 11
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



8.   Allocation of Plan Equity to Investment Programs (continued)

                                 Inter-                Growth &
                                national                Income       Money
                                 Growth                Portfolio     Market
November 30, 1998                 Fund     Bond Fund     Fund         Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $        -  $        -  $         -  $        -
  Unaffiliated issuers:
   Temporary investments                -           -            -           -
   Mutual funds                 3,902,475   8,153,195   59,694,313   9,836,677
 Participant loans                      -           -            -           -
Employer contributions
 receivable                             -           -            -           -
Accrued interest and dividends
 receivable                             -      88,288            -       5,272
Cash                                    1           -            -           -
                                3,902,476   8,241,483   59,694,313   9,841,949

Liabilities

Cash overdrafts                         -          39            -         103

Plan equity                    $3,902,476  $8,241,444  $59,694,313  $9,841,846










Page 11A
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



8.   Allocation of Plan Equity to Investment Programs (continued)

                                    Long-Term
                                     Capital
                                   Appreciation
November 30, 1998                     Fund           Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock       $         -     $        -     $        -
  Unaffiliated issuers:
   Temporary investments                     -              -              -
   Mutual funds                     49,530,418              -              -
 Participant loans                           -      4,034,839              -
Employer contributions
 receivable                                  -              -      2,028,832
Accrued interest and dividends
 receivable                                  -              -              -
Cash                                         -              -              -
                                    49,530,418      4,034,839      2,028,832

Liabilities

Cash overdrafts                              -             31              -

Plan equity                        $49,530,418     $4,034,808     $2,028,832










Page 11B
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



8.   Allocation of Plan Equity to Investment Programs (continued)

                                                                     Small Cap
                                            McCormick    Balanced      Value
November 30, 1997                 Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $ 68,129,676 $68,129,676 $        -  $        -
  Unaffiliated issuers:
   Temporary investments            797,012     797,012          -           -
   Mutual funds                 117,594,801           -  2,850,920   9,989,750
 Participant loans                3,248,582           -          -           -
Employer contributions
 receivable                       2,551,493           -          -           -
Accrued interest and dividends
 receivable                           3,690       3,690          -           -
Cash                                147,742           1          -           -
                                192,472,996  68,930,379  2,850,920   9,989,750

Liabilities

Cash overdrafts                      30,616           -      8,366       3,757


Plan equity                    $192,442,380 $68,930,379 $2,842,554  $9,985,993











Page 12
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



8.   Allocation of Plan Equity to Investment Programs (continued)

                                 Inter-                Growth &
                                national                Income       Money
                                 Growth                Portfolio     Market
November 30, 1997                 Fund     Bond Fund     Fund         Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $        -  $        -  $         -  $        -
  Unaffiliated issuers:
   Temporary investments                -           -            -           -
   Mutual funds                 3,232,324   7,748,282   47,132,535   6,647,206
 Participant loans                      -           -            -           -
Employer contributions
 receivable                             -           -            -           -
Accrued interest and dividends
 receivable                             -           -            -           -
Cash                               15,742     110,295            -           -
                                3,248,066   7,858,577   47,132,535   6,647,206

Liabilities

Cash overdrafts                         -          -         9,986       8,449


Plan equity                    $3,248,066  $7,858,577  $47,122,549  $6,638,757











Page 12A
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



8.   Allocation of Plan Equity to Investment Programs (continued)

                                    Long-Term
                                     Capital
                                   Appreciation
November 30, 1997                     Fund           Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock       $         -     $        -     $        -
  Unaffiliated issuers:
   Temporary investments                     -              -              -
   Mutual funds                     39,993,784              -              -
 Participant loans                           -      3,248,582              -
Employer contributions
 receivable                                  -              -      2,551,493
Accrued interest and dividends
 receivable                                  -              -              -
Cash                                    21,704              -              -
                                    40,015,488      3,248,582      2,551,493

Liabilities

Cash overdrafts                              -             58              -


Plan equity                        $40,015,488     $3,248,524     $2,551,493











Page 12B
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs

                                                                    Small Cap
                                         McCormick     Balanced       Value
Year Ended November 30, 1998   Total     Stock Fund      Fund         Fund

Additions

Employer contributions     $  4,128,276  $   512,342  $   37,700   $   140,079
Employee contributions       10,495,721    2,762,986     214,130       777,527
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,589,823    1,589,823           -             -
  Mutual funds                8,012,978            -     339,616       652,616
 Interest income                509,848       62,419           -             -
Other, net                      143,917            -           -             -
                             24,880,563    4,927,570     591,446     1,570,222

Interfund transfers                   -   (1,800,463)    349,388    (1,469,501)

Deductions

Participant withdrawals      14,258,480    5,594,315     163,597       177,645
Administrative expenses         294,609        5,696       1,037           185
                             14,553,089    5,600,011     164,634       177,830

Net realized gain (loss)
 on investment                8,047,602    4,228,110      18,384        47,898
Net unrealized appreciation
 (deprec.) of investments    22,625,690   13,942,183      (6,932)   (2,045,747)
Net increase (decrease)      41,000,766   15,697,389     787,652    (2,074,958

Plan equity at beginning
 of year                    192,442,380   68,930,379   2,842,554     9,985,993
Plan equity at end of year $233,443,146  $84,627,768  $3,630,206    $7,911,035




Page 13
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                              Inter-                  Growth &
                             national                  Income       Money
                              Growth                  Portfolio     Market
Year Ended November 30, 1998   Fund      Bond Fund      Fund         Fund

Additions

Employer contributions      $   52,394  $   91,119   $   513,755  $   94,664
Employee contributions         303,101     500,385     2,880,323     487,264
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                      -           -             -           -
  Mutual funds                 241,531     605,850     2,885,859     367,554
 Interest income                31,734      88,288             -       5,272
Other, net                           -           -             -           -
                               628,760   1,285,642     6,279,937     954,754

Interfund transfers            (10,298)     63,099       973,487   3,286,639

Deductions

Participant withdrawals         52,608     783,071     3,043,436   1,031,596
Administrative expenses             22       3,309         7,096       6,708
                                52,630     786,380     3,050,532   1,038,304

Net realized gain (loss)
 on investment                 (36,602)     (2,879)    2,426,057           -
Net unrealized appreciation
 (deprec.) of investments      125,180    (176,615)    5,942,815           -
Net increase (decrease)        654,410     382,867    12,571,764   3,203,089

Plan equity at beginning
 of year                     3,248,066   7,858,577    47,122,549   6,638,757
Plan equity at end of year  $3,902,476  $8,241,444   $59,694,313  $9,841,846




Page 13A
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                                    Long-Term
                                     Capital
                                   Appreciation
Year Ended November 30, 1998          Fund           Loans        Unallocated

Additions

Employer contributions             $   463,942     $        -     $2,222,281
Employee contributions               2,570,005              -              -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -              -              -
  Mutual funds                       2,919,952              -              -
 Interest income                             -        322,135              -
Other, net                                   -              -        143,917
                                     5,953,899        322,135      2,366,198

Interfund transfers                    391,943        837,300     (2,621,594)

Deductions

Participant withdrawals              3,039,161        373,051              -
Administrative expenses                  3,191            100        267,265
                                     3,042,352        373,151        267,265

Net realized gain (loss)
 on investment                       1,366,634              -              -
Net unrealized appreciation
 (deprec.) of investments            4,844,806              -              -
Net increase (decrease)              9,514,930        786,284       (522,661)

Plan equity at beginning
 of year                            40,015,488      3,248,524      2,551,493
Plan equity at end of year         $49,530,418     $4,034,808     $2,028,832




Page 13B
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                                                                    Small Cap
                                         McCormick     Balanced       Value
Year Ended November 30, 1997   Total     Stock Fund      Fund         Fund

Additions

Employer contributions     $  4,511,700  $   449,193  $   19,092   $    72,521
Employee contributions        8,981,750    2,540,813     115,459       439,533
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,646,897    1,646,897           -             -
  Mutual funds                4,387,254            -     146,604       159,501
 Interest income                308,864       25,316          66           193
Other, net                      458,999            -           -             -
                             20,295,464    4,662,219     281,221       671,748

Interfund transfers                   -   (7,631,045)  1,281,433     6,191,855

Deductions

Participant withdrawals      12,867,963    5,983,418      70,313       144,718
Administrative expenses         295,958        8,970         723            93
                             13,163,921    5,992,388      71,036       144,811

Net realized gain on
 investment                  12,096,189    8,928,753      42,152       162,106
Net unrealized appreciation
 (deprec.) of investments     8,175,110   (3,931,295)    164,108     1,332,019
Net increase (decrease)      27,402,842   (3,963,756)  1,697,878     8,212,917

Plan equity at beginning
 of year                    165,039,538   72,894,135   1,144,676     1,773,076
Plan equity at end of year $192,442,380  $68,930,379  $2,842,554    $9,985,993





Page 14
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                              Inter-                  Growth &
                             national                  Income       Money
                              Growth                  Portfolio     Market
Year Ended November 30, 1997   Fund      Bond Fund      Fund         Fund

Additions

Employer contributions      $   32,520  $   84,914   $   397,414  $   73,587
Employee contributions         200,087     483,941     2,402,311     408,593
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                      -           -             -           -
  Mutual funds                 132,501     505,645     1,990,406     312,116
 Interest income                    97       1,327         1,837       2,228
Other, net                           -     (36,091)      109,784     (22,436)
                               365,205   1,039,736     4,901,752     774,088

Interfund transfers          1,971,271     105,749     2,102,562     813,652

Deductions

Participant withdrawals         73,626     465,954     2,622,694     735,109
Administrative expenses              -       8,739        14,240      11,622
                                73,626     474,693     2,636,934     746,731

Net realized gain on
 investment                     38,439       6,750     1,781,832           -
Net unrealized appreciation
 (deprec.) of investments      (12,913)     37,754     5,575,573           -
Net increase (decrease)      2,288,376     715,296    11,724,785     841,009

Plan equity at beginning
 of year                       959,690   7,143,281    35,397,764   5,797,748
Plan equity at end of year  $3,248,066  $7,858,577   $47,122,549  $6,638,757




Page 14A
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                                    Long-Term
                                     Capital
                                   Appreciation
Year Ended November 30, 1997          Fund           Loans        Unallocated

Additions

Employer contributions             $   402,402     $        -     $2,980,057
Employee contributions               2,391,013              -              -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -              -              -
  Mutual funds                       1,140,481              -              -
 Interest income                            56        277,744              -
Other, net                              21,253        236,629        149,860
                                     3,955,205        514,373      3,129,917

Interfund transfers                 (3,788,908)       538,465     (1,585,034)

Deductions

Participant withdrawals              2,251,127        521,004              -
Administrative expenses                  8,159              -        243,412
                                     2,259,286        521,004        243,412

Net realized gain on
 investment                          1,136,157              -              -
Net unrealized appreciation
 (deprec.) of investments            5,009,864              -              -
Net increase (decrease)              4,053,032        531,834      1,301,471

Plan equity at beginning
 of year                            35,962,456      2,716,690      1,250,022
Plan equity at end of year         $40,015,488     $3,248,524     $2,551,493




Page 14B
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                                                                    Small Cap
                                         McCormick      Balanced      Value
Year Ended November 30, 1996   Total     Stock Fund       Fund        Fund

Additions

Employer contributions     $  3,148,413  $   626,296  $      855   $     2,913
Employee contributions        9,236,115    3,622,342       5,060        16,462
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,772,793    1,647,339           -             -
  Mutual funds                9,733,786            -           -             -
 Interest income                279,869       20,873           -             -
Other, net                     (165,205)           -           -             -
                             24,005,771    5,916,850       5,915        19,375

Interfund transfers                   -     (310,648)  1,113,501     1,716,589

Deductions

Participant withdrawals      15,724,081    6,706,553           -             -
Administrative expenses         289,142       11,102           -             -
                             16,013,223    6,717,655           -             -

Net realized gain (loss)
 on investment                2,877,954    2,027,881         925             -
Net unrealized appreciation
 (deprec.) of investments     1,917,903    1,634,697      24,335        37,112
Net increase (decrease)      12,788,405    2,551,125   1,144,676     1,773,076

Plan equity at beginning
 of year                    152,251,133   70,343,010           -             -
Plan equity at end of year $165,039,538  $72,894,135  $1,144,676    $1,773,076





Page 15
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                              Inter-                 Growth &
                             national                 Income        Money
                              Growth                 Portfolio      Market
Year Ended November 30, 1996   Fund       Bond Fund    Fund          Fund

Additions

Employer contributions      $   1,321    $  112,692  $   316,593  $   91,212
Employee contributions          7,533       622,324    1,753,540     529,965
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                     -             -            -           -
  Mutual funds                      -       459,886    1,882,382     290,701
 Interest income                    -        36,691        3,975      25,420
Other, net                          -             -            -           -
                                8,854     1,231,593    3,956,490     937,298

Interfund transfers           935,353      (581,777)   5,184,249     109,089

Deductions

Participant withdrawals             -     1,022,255    3,469,107   1,251,492
Administrative expenses             -        10,109       11,148       2,190
                                    -     1,032,364    3,480,255   1,253,682

Net realized gain (loss)
 on investment                      -      (540,567)     557,692           -
Net unrealized appreciation
 (deprec.) of investments      15,483       415,442    4,340,657           -
Net increase (decrease)       959,690      (507,673)  10,558,833    (207,295)

Plan equity at beginning
 of year                            -     7,650,954   24,838,931   6,005,043
Plan equity at end of year   $959,690    $7,143,281  $35,397,764  $5,797,748




Page 15A
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)

                                    Long-Term
                                     Capital
                                   Appreciation
Year Ended November 30, 1996          Fund          PAYSOP         RIT Trust

Additions

Employer contributions             $   484,409    $        -      $        -
Employee contributions               2,678,889             -               -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -        53,735          71,719
  Mutual funds                       7,100,817             -               -
 Interest income                         5,212            92             215
Other, net                                   -             -               -
                                    10,269,327        53,827          71,934

Interfund transfers                   (735,474)   (2,652,446)     (3,609,505)

Deductions

Participant withdrawals              2,888,564        85,831         234,516
Administrative expenses                  8,602             3               2
                                     2,897,166        85,834         234,518

Net realized gain (loss)
 on investment                         397,824        94,790         339,409
Net unrealized appreciation
 (deprec.) of investments           (3,184,180)     (494,878)       (870,765)
Net increase (decrease)              3,850,331    (3,084,541)     (4,303,445)

Plan equity at beginning
 of year                            32,112,125     3,084,541       4,303,445
Plan equity at end of year         $35,962,456    $        -      $        -




Page 15B
                        The McCormick Profit Sharing Plan

                     Notes to Financial Statements (continued)



9.   Allocation of Changes in Plan Equity to Investment Programs (continued)


Year Ended November 30, 1996           Loans           Unallocated

Additions

Employer contributions             $         -         $1,512,122
Employee contributions                       -                  -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -                  -
  Mutual funds                               -                  -
 Interest income                       187,391                  -
Other, net                            (165,205)                 -
                                        22,186          1,512,122

Interfund transfers                   (122,155)        (1,046,776)

Deductions

Participant withdrawals                 65,763                  -
Administrative expenses                      -            245,986
                                        65,763            245,986

Net realized gain (loss)                     -                  -
 on investment
Net unrealized appreciation
 (deprec.) of investments                    -                  -
Net increase (decrease)               (165,732)           219,360

Plan equity at beginning
 of year                             2,882,422          1,030,662
Plan equity at end of year          $2,716,690         $1,250,022





Page 15C



















                             SUPPLEMENTAL SCHEDULES

                        The McCormick Profit Sharing Plan

            Line 27a--Schedule of Assets Held for Investment Purposes

                                November 30, 1998

                            Shares         Cost          Market
Description                  Held          Value         Value

Temporary investments:
 Norwest Short Term
 Investment Fund           654,239     $   654,239      $  654,239

McCormick & Company,
Incorporated:
 Common Stock            2,494,184      36,107,151      83,969,458

Mutual Fund Investments:

 Bond Fund of
 America                   596,948       8,212,013       8,153,195

 Fidelity Growth &
 Income Fund             1,362,512      39,880,170      59,694,313

 American Balanced Fund    216,147       3,447,223       3,630,206

 American EuroPacific -
 International Fund        136,881       3,774,725       3,902,475

 T. Rowe Price Small
 Cap Value Fund            394,599       8,590,984       7,911,035

 T. Rowe Price Prime
 Reserve - Money
 Market Fund             9,620,294       9,836,677       9,836,677

 Fidelity Magellan -
 Long-Term Capital
 Appreciation Fund         439,055      35,813,353      49,530,418

Participant Loans
(Average interest
 rate of 9%):                            4,034,839       4,034,839

                                      $150,351,374    $231,316,855

Page 16
                           The McCormick Profit Sharing Plan

                  Line 27d--Schedule of Reportable Transactions

                          Year Ended November 30, 1998




                            5% Reportable Transactions
                               Single Transactions


A. Identity of
   Party Involved

   B.           C.        D.       F.         G.        H.        I.
   Description  Purchase  Selling  Expenses   Cost of   Current   Net Gain
   of Security  Price     Price    Incurred   Security  Value     or Loss



No single reportable transactions.
























Page 17
                           The McCormick Profit Sharing Plan

                Line 27d--Schedule of Reportable Transactions (continued)

                             Year Ended November 30, 1998


                              5% Reportable Transactions
                     Series of Transactions in the same security


B.                C.           D.         F.    G.         H.        I.
Description       Purchase     Selling    Exp.  Cost of    Current   Net Gain
of Security       Price        Price      Incr  Security   Value     or Loss

Norwest
Short-Term
Investment Fund $14,578,469  $14,721,243  $ - $14,721,243 $29,299,712       $ -

Fidel. Growth &
Income Port.     12,077,470   10,138,934  $ -   5,338,559  22,216,404 4,800,375

Fidel. Magellan
Fund Inc.         9,851,094    8,995,984  $ -   4,997,394  18,847,078 3,998,590

T.R.Price Prime
Reserve Fund      9,558,488    6,585,400  $ -   6,585,400  16,143,888       $ -































Page 18
                           The McCormick Profit Sharing Plan

                Line 27d--Schedule of Reportable Transactions (continued)

                          Year Ended November 30, 1998




                            5% Reportable Transactions
                    Series of Transactions with the same party
                          Involved with a 5% transaction


A. Identity of
   Party Involved

   B.           C.        D.       F.         G.        H.        I.
   Description  Purchase  Selling  Expenses   Cost of   Current   Net Gain
   of Security  Price     Price    Incurred   Security  Value     or Loss



No reportable transactions.


































Page 19









         Exhibit--Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated April 30, 1999, with respect to the financial statements and supplemental schedules of The McCormick Profit Sharing Plan for the year ended November 30, 1998 included under Item 14., Exhibits, Financial Statement Schedules, and Reports on Form 8-K in this Form 10-K/A, No. 1.

        Form               Registration Number          Date Filed


        S-8                      333-74963                 3/24/99
        S-8                       33-23727                 3/21/97
        S-8                       33-58197                 3/23/95
        S-3                       33-66614                 7/27/93
        S-3                       33-40920                 5/29/91
        S-8                       33-33725                 3/02/90
        S-3                       33-32712                12/21/89
        S-3                       33-24660                 3/16/89
        S-8                       33-24658                 9/15/88
        S-3                       33-24659                 9/15/88





                                                  /s/ Ernst & Young LLP



Baltimore, Maryland
May 27, 1999